Exhibit 10.2

LECTEC CORPORATION
NON–QUALIFIED STOCK OPTION AGREEMENT

This Non–Qualified Stock Option Agreement (the “Agreement”), made as of this 1st day of June, 2010 (the “Effective Date”), by and between LecTec Corporation, a Minnesota corporation (the “Company”), and Greg Freitag, a resident of Minneapolis, Minnesota (the “Optionee”).

1.           Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of 125,000 shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company at the price of $3.50 per Share on the terms and conditions set forth herein.  It is understood and agreed that such price is not less than 100% of the fair market value of a share of Common Stock on the date of this Agreement.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Duration and Exerciseability.  The Option may not be exercised by Optionee except as set forth herein, and the Option shall in all events terminate ten (10) years from the Effective Date.  Subject to the other terms and conditions set forth herein, the Option shall vest and may be exercised by Optionee in cumulative installments as follows:

On or after each of the following dates	Percentage of Shares as to which the Option is exercisable
90th day following the Effective Date	20%
180th day following the Effective Date	20%
270th day following the Effective Date	20%
360th day following the Effective Date	20%
450th day following the Effective Date	20%

During the lifetime of Optionee, the Option shall be exercisable only by Optionee.  The vesting of the Option is subject to acceleration under the circumstances described in Sections 3 and 4.

3.           Effect of Termination of Relationship with the Company.

(a)           In the event that Optionee shall cease to be employed by the Company, for any reason other than by the Company for Cause (as defined below) or due to Optionee’s death or disability, Optionee shall have the right to exercise the Option at any time within twelve (12) months after such termination of employment to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of termination, subject to the condition that the Option shall not be exercisable after the expiration of its term.

(b)           In the event that Optionee shall cease to be employed by the Company by reason of Optionee’s termination by the Company for Cause (as defined below), the Option shall terminate as of the date of the misconduct and shall not be exercisable thereafter.

(c)           If Optionee shall die while employed by the Company, or within three (3) months after termination of his employment with the Company for any reason other than by the Company for Cause, or if Optionee’s employment with the Company is terminated because the Optionee has become disabled within the meaning of Section 22(e)(3) of the Code, and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within twelve (12) months after the date of Optionee’s death or termination of employment because of disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or termination of his employment, if earlier) or termination of Optionee’s employment because of disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

4.           Effect of Change in Control and Termination.

(a)                 Notwithstanding the vesting schedule set forth in Section 2 of this Agreement, the entire Option shall vest and be immediately exercisable in the event that there shall have been a Change in Control of the Company (as defined below) and Optionee’s employment by the Company shall have been terminated within 15 months following the Change in Control of the Company for any reason other than (i) because of Optionee’s death, (ii) by the Company for Cause (as defined below) or (iii) by Optionee other than for Good Reason (as defined below).

(b)                 For purposes of this Agreement, a “Change in Control of the Company” shall be deemed to have occurred if (i) a change in control occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d–3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; iii) individuals who at the date hereof constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the date hereof and/or their successor directors who were recommended or elected to succeed a beginning director by at least a majority of the directors who were directors at the date hereof); or (iv) the shareholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any plan of liquidation or dissolution of the Company.

(c)                 For purposes of this Agreement, termination by the Company of Optionee’s employment for “Cause” shall mean termination upon (i) the willful and continued failure by Optionee to substantially perform his duties with the Company (other than any such failure resulting from his disability or from termination by Optionee for Good Reason), after a demand for substantial performance is delivered to Optionee that specifically identifies the manner in which the Company believes that Optionee has not substantially performed his duties, and Optionee has failed to resume substantial performance of his duties on a continuous basis within 30 days of receiving such demand, (ii) the willful engaging by Optionee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) Optionee’s conviction of a felony.  For purposes of this Section 4(c), no act, or failure to act, on Optionee’s part shall be deemed “willful” unless done, or omitted to be done, by Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Failure to perform duties with the Company during any period of disability shall not constitute Cause.

(d)                 For purposes of this Agreement, termination by Optionee of his employment for “Good Reason” shall mean termination within 15 months following a Change in Control of the Company upon the occurrence of any one or more of the following:

(i) the assignment to Optionee of any duties inconsistent in any respect with his position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to the Change in Control of the Company or any other action of the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by Optionee;

(ii) a reduction by the Company in Optionee’s base salary as in effect on the date hereof and as the same shall be increased from time to time hereafter; and

(iii) the failure by the Company to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Optionee was participating at the time of the Change in Control of the Company or (B) provide Optionee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control of the Company (or as in effect following the Change in Control of the Company, if greater).

Optionee’s right to terminate his employment pursuant to this Section 4(d) shall not be affected by his incapacity due to physical or mental illness.  Optionee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

(e)                 Any purported termination of Optionee’s employment by the Company or by Optionee (other than by reason of Optionee’s death) within 15 months following the month in which a Change in Control of the Company occurs, shall be communicated by Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination (as defined below) and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Optionee’s employment under the provision so indicated.

(f)                 For purposes of this Agreement, “Date of Termination” shall mean the date specified in the Notice of Termination (except in the case of Optionee’s death, in which case Date of Termination shall be the date of death); provided, however, that if Optionee’s employment is terminated by the Company other than for Cause, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to Optionee and if Optionee’s employment is terminated by Optionee for Good Reason, the date specified in the Notice of Termination shall not be more than 60 days from the date the Notice of Termination is given to the Company.

(g)                 Any termination of Optionee’s employment by the Company without Cause prior to a Change in Control of the Company which occurs at the request or insistence of any person (other than the Company) related to the Change in Control of the Company shall be deemed to have occurred after the Change in Control of the Company for purposes of this Agreement.

5.           Manner of Exercise.

(a)           The Option may only be exercised by Optionee or other proper party within the option period by delivering written notice of exercise to the Company at its principal executive office.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all of the Shares designated in the notice.

(b)           Optionee may, at the Company’s election, pay the option price in cash, by check (bank check, certified check or personal check) or by any other means approved by the Board of Directors of the Company (the “Board”) in its discretion.

(c)           The exercise of the Option is contingent upon receipt from Optionee (or other proper person exercising the Option) of a representation that, at the time of such exercise, it is Optionee’s intention to acquire the Shares being purchased for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the receipt of such representation shall not be required upon exercise of the Option if, at the time of such exercise, the issuance of the Shares subject to the Option shall have been properly registered under the Securities Act and all applicable state securities laws.  Such representation shall be in writing and in such form as the Company may reasonably request.  The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

6.           Adjustments.  If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board in the number of Shares and the price per Share of the Shares subject to this Option in order to prevent dilution or enlargement of option rights granted hereunder.

7.           Miscellaneous.

(a)           This Agreement contains all of the terms governing this grant, and this Agreement is intended to be complete, final and conclusive.

(b)           This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time.  Optionee shall have none of the rights of a shareholder with respect to the Shares until such Shares shall have been issued to him or her upon exercise of the Option.

(c)           The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof.  The exercise of all or any part of the Option shall only be effective at, and may be deferred until, such time as the sale of the Shares pursuant to such exercise will not violate any federal or state securities laws, it being understood that the Company shall have no obligation to register the issuance or sale of the Shares for such purpose.

(d)           This Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in Section 3(c) or pursuant to a qualified domestic relations order as defined by the Code.

(e)           The Board may amend the terms and conditions of this Agreement, accelerate the exercisability of the Option, and waive any conditions of or rights of the Company under this Agreement, prospectively or retroactively.  Notwithstanding the foregoing, except as otherwise provided in this Agreement, the Board may not amend, alter, suspend, discontinue or terminate this Agreement, prospectively or retroactively, if such action would adversely affect the rights of Optionee, without the consent of the Optionee (or such other person entitled to hold this Option pursuant to Section 3(c) above).

(g)           In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Optionee, are withheld or collected from such Optionee.  In order to assist an Optionee in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of the Option, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Optionee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Option with a Fair Market Value (as defined below) equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise such Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.  For purposes of this Agreement, “Fair Market Value” shall mean, with respect to property (including without limitation any Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.  Notwithstanding the foregoing, unless otherwise determined by the Board, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the Over–the–Counter Bulletin Board (“OTCBB”), the closing price as reported on the OTCBB on such date or, if the OTCBB is not open for trading on such date, on the most recent preceding date when it is open for trading.

(h)           The validity, construction and effect of the terms of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Minnesota.

(i)           If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Option under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Company, materially altering the purpose or intent of the Agreement, such provision shall be stricken from this Agreement, and the remainder of the Agreement shall remain in full force and effect.

(j)           This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate of the Company and the Optionee or any other person.

(k)           No fractional shares of Common Stock shall be issued or delivered pursuant to this Agreement, and the Company shall determine whether cash shall be paid in lieu of any fraction share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the Effective Date.

LECTEC CORPORATION

By:	/s/ Judd A. Berlin
Judd A. Berlin, Chairman of the Board

OPTIONEE

/s/ Greg Freitag
Greg Freitag